EXHIBIT 10.4

GEMPHIRE THERAPEUTICS INC.

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE

GEMPHIRE THERAPEUTICS INC., a Delaware corporation (the “Company”), pursuant to the Company’s Amended and Restated 2015 Equity Incentive Plan (as amended to date, the “Plan”), hereby awards to Participant as an inducement material to the Participant’s entering into an amendment to Participant’s employment agreement with the Company, the number of shares of the Company’s Common Stock set forth below (this “Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement attached to this Restricted Stock Grant Notice and the Plan, all of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Agreement.  In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:	July ___, 2019
Vesting Commencement Date:	Immediately prior to the effective time of the NeuroBo Merger (as defined below)
Number of Shares Subject to Award:
Consideration:	Execution of an amendment to Participant’s employment agreement dated as of the date hereof.

Vesting Schedule:  The number of shares subject to this Award shall fully and completely vest automatically immediately prior to the effective time of any merger between the Company and NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “NeuroBo Merger”); provided that Participant has executed and delivered to the Company the Release and Waiver of Claims in the form of EXHIBIT A attached hereto (the “Release and Waiver”) and not subsequently revoked the Release and Waiver during the seven (7) day period following Participant’s execution and delivery of.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Grant Notice, the Restricted Stock Agreement, the Plan and the Release and Waiver.  Participant further acknowledges that as of the Date of Grant, this Restricted Stock Grant Notice, the Restricted Stock Agreement, the Plan and the Release and Waiver set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to this Award specified above and supersede all prior oral and written agreements on that subject with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this Award, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

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By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

PARTICIPANT:	THE COMPANY:

GEMPHIRE THERAPEUTICS INC.

By:
Name:
Title:

ATTACHMENTS:  Restricted Stock Agreement  (ATTACHMENT I), Amended and Restated 2015 Equity Incentive Plan (delivered separately) and Release and Waiver of Claims  (EXHIBIT A).

SIGNATURE PAGE TO RESTRICTED STOCK GRANT NOTICE

ATTACHMENT I

GEMPHIRE THERAPEUTICS INC.

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) and this Restricted Stock Agreement (collectively, the “Award”) and in consideration of your future services and you entering into an amendment to your employment agreement on the date hereof,  Gemphire Therapeutics Inc., a Delaware corporation (the “Company”) has awarded you (“Participant”) a stock award pursuant to the Company’s Amended and Restated 2015 Equity Incentive Plan (as amended to date, the “Plan”)  for the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice.  Capitalized terms not explicitly defined in this Restricted Stock Agreement but defined in the Plan or the Grant Notice shall have the same definitions as in the Plan or the Grant Notice. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

The details of your Award are as follows:

1.            VESTING.   Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.            NUMBER OF SHARES.  The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

3.            SECURITIES LAWS COMPLIANCE.  You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4.            RIGHT OF REACQUISITION.

(a)          The Company shall have the right to reacquire all or any part of the shares received pursuant to the Award (a “Reacquisition Right”) that have not yet vested in accordance with the Vesting Schedule on the Grant Notice (the “Unvested Shares”) on the following terms and conditions:

(i)           The Company, shall simultaneously, upon the earliest to occur of (A) the termination of your Continuous Service or (B) March 31, 2020 if the NeuroBo Merger has not been completed,  automatically reacquire for no consideration (that is, for zero dollars ($0)) all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares; provided, however, if the termination of your Continuous

Service results from the completion of the NeuroBo Merger prior to March 31, 2020 (a “NeuroBo Termination”) and you have delivered and not subsequently revoked the Release and Waiver, the Company shall not have any Reacquisition Right related to any NeuroBo Termination.  Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to Computershare Inc.  (“Computershare”)) within ninety (90) days after the termination of your Continuous Service, and Computershare may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous Service, Computershare shall transfer to the Company the number of shares the Company is reacquiring.

(ii)          You shall, during the term of the Award, exercise all rights and privileges of a stockholder of the Company with respect to the shares subject to your Award.  You shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares (which shall be subject to the same vesting and forfeiture restrictions as apply to the shares to which they relate) and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.

(iii)         If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company the stock of which is subject to the provisions of the Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under the Award shall be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.

(iv)         In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock while such shares of Common Stock are subject to the Reacquisition Right; provided, however, that an interest in such shares may be transferred pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act.

5.            RESTRICTIVE LEGENDS.  The shares issued under the Award shall be endorsed with appropriate legends determined by the Company, including the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

6.            THE AWARD IS NOT AN EMPLOYMENT CONTRACT.  The Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment.

7.            WITHHOLDING OBLIGATIONS.

(a)          At the time the Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the Award.

(b)          Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to instruct Computershare to remove the restrictions from such shares.

8.            NOTICES.  Any notices provided for in the Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

9.            MISCELLANEOUS.

(a)          The rights and obligations of the Company under the Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under the Award may only be assigned with the prior written consent of the Board of Directors of the Company (or committee administrating the Plan) in its sole discretion.

(b)          You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

(c)          You acknowledge and agree that you have reviewed the Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understand all provisions of the Award.

10.          GOVERNING PLAN DOCUMENT.  The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

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This Restricted Stock Agreement shall be deemed to be signed by the Company and Participant upon the acceptance by the Participant of the Restricted Stock Grant Notice.

EXHIBIT A

RELEASE AND WAIVER OF CLAIMS

TO BE EXECUTED AT LEAST 7 DAYS PRIOR TO THE ANTICIPATED VESTING DATE

In consideration of the payments and other benefits set forth in the Restricted Stock Agreement dated July ___, 2019 (the “Restricted Stock Agreement”) entered into by and between me and GEMPHIRE THERAPEUTICS INC., a Delaware corporation (the “Company”) and my employment agreement (as amended) with the Company (the “Employment Agreement”), I, _________, hereby furnish the Company, with the following release and waiver (this “Release and Waiver”).

In exchange for the consideration provided to me by the Restricted Stock Agreement and the Employment Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its current and former directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date that I sign this Release and Waiver (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a)       which arise out of, result from, or occurred in connection with my employment by the Company or any of its affiliated entities, the termination of that employment relationship, any events occurring in the course of that employment, or any events occurring prior to the execution of this Release and Waiver; (b) for wrongful discharge, discrimination, harassment and/or retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; slander, libel or invasion of privacy; violation of public policy; fraud, misrepresentation or conspiracy; and false imprisonment (duplicative); (c) (i) wrongful discharge of employment; any and all claims for wrongful discharge of employment, and/or (ii) violation of any federal, state or municipal statute relating to employment or employment discrimination, including, without limitation, (A) Title VII of the Civil Rights Act of 1964, as amended, (B) the Civil Rights Act of 1866, as amended, (C) the Civil Rights Act of 1991, as amended, (D) the Employee Retirement and Income Security Act of 1974, as amended, (E) the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), including, without limitation, by the Older Workers’ Benefit Protection Act, as amended (“OWBPA”), (F) the OWBPA, (G) the Americans with Disabilities Act of 1990, as amended, (H) any applicable state Persons with Disabilities Civil Rights Act, as amended, and (I) any applicable state Whistleblowers Protection Act, as amended; (d) under Michigan common law or state statute including, but not limited to, those alleging wrongful discharge, express of implied breach of contract, negligence, invasion of privacy, intentional infliction of emotional distress, fraud, defamation, or violations of the Michigan Elliott-Larsen Civil Rights Act (ELCRA), Michigan Persons with Disabilities Civil Rights Act, Payment of Wages and Fringe Benefits Act, Michigan Whistleblowers’ Protection Act, Bullard-Plawecki Employee Right to Know Act, the Michigan Occupational Safety and Health Act, the Michigan Social Security Number Privacy Act, and the Michigan Internet Privacy Protection Act, all as amended together with all of their respective

EXHIBIT A-1

implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (e) for back pay or other unpaid compensation; and/or (f) for attorneys’ fees and costs.

To the fullest extent permitted by law, I will not take any action that is contrary to the promises I have made in this Release and Waiver.  I further represent that I have not filed any lawsuit, arbitration, or other claim against any of the Released Parties.  I hereby states that I know of no violation of state, federal, or municipal law or regulation by any of the Released Parties, and knows of no ongoing or pending investigation, charge, or complaint by any agency charged with enforcement of state, federal, or municipal law or regulation.  While nothing in this Release and Waiver prevents state or federal agencies from enforcing laws within their jurisdictions, I agree I shall not receive any individual monetary damages, recovery and/or relief of any type related to any released claim(s), whether pursued by me or any governmental agency, other person or group; provided that nothing in this Release and Waiver prevents me from participating in the whistleblower program maintained by the SEC and receiving a whistleblower award thereunder.  I hereby agree that the release set forth in this Release and Waiver shall be and remain in effect in all respects as a complete general release as to the matters released.

Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the certificate of incorporation of the Company, bylaws of the Company, or any indemnification agreement with the Company, or under applicable law; (b) any rights or claims to unemployment compensation, funds accrued in my 401k account, or any vested equity or contingent value rights to which I may be entitled to receive under any agreement and plan of reorganization; (c) any rights that are not waivable as a matter of law; or (d) any claims arising after the day on which I sign this Release and Waiver. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, that: (a) the release and waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; and (c) I have twenty-one (21) days from the date of termination of my employment with the Company or the date on which I received this Release and Waiver, whichever is later and not including such date (as applicable) in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver, not counting the day on which I sign this Release and Waiver, to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired without my having previously revoked this Release and Waiver.  Any revocation must be personally delivered to the Company or, if mailed, postmarked, no later than the last day of the 7-day revocation period.  The address for delivery of any such revocation shall be sent to Attn: Chairman of the Board, Gemphire Therapeutics Inc., 17199 N. Laurel Park Drive, Ste. 401

EXHIBIT A-2

Livonia, Michigan 48152 with a copy to Honigman LLP, Attn: Phillip D. Torrence, 650 Trade Centre Way, Suite 200, Kalamazoo, Michigan 49002.

I acknowledge my continuing obligations under the Employment Agreement. Pursuant to the Employment Agreement and any of its applicable attachments I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the severance pay and vesting of any shares of the Company’s common stock I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with the Employment Agreement.

This Release and Waiver constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company.

Dated:

EXHIBIT A-3